ALLENDALE ASSOCIATES TO CADAPULT GRAPHIC SYSTEMS, INC.


                                TABLE OF CONTENTS



                 CLAUSE                                          PAGE
                 ------                                          ----

         Preamble                                                  1
 1.  Premises                                                      3
 2.  Term                                                          3
 3.  Construction                                                  3
 4.  Landlord's Financing                                          5
 5.  Rental                                                        5
 6.  Use                                                           6
 7.  Insurance                                                     6
 8.  Increase of Insurance Rates                                   7
 9.  Fire and Other Casualty                                       8
10.  Repairs and Maintenance                                       9
11.  Covenants Against Liens                                      10
12.  Alterations                                                  10
13.  Condemnation                                                 12
14.  Access and Right to Exhibit                                  12
15.  Assignment and Subletting                                    13
16.  Rules and Regulations, Compliance with Laws                  14
17.  Utilities                                                    16
18.  Signs                                                        16
19.  Taxes                                                        17
20.  Additional Charges                                           18
21.  Non-Liability of Landlord                                    19
22.  Indemnity                                                    19
23.  Right to Cure Default                                        19
24.  Remedies Upon Default                                        20
25.  Waiver of Redemption                                         22
26.  Mortgage Priority                                            22
27.  Surrender of Premises                                        23
28.  Unavoidable Delays                                           23
29.  Landlord Consent                                             24
30.  Security                                                     24
31.  Certification                                                25
32.  Waiver of Trial by Jury                                      26
33.  Quiet Enjoyment                                              26
34.  Landlord                                                     26
35.  Notices                                                      26
36.  Covenants, Effect of Waiver                                  27
37.  Holding Over                                                 27
38.  Reference                                                    27
39.  Entire Agreement                                             27
40.  Attornment                                                   28
41.  Real Estate Broker                                           28
42.  Validity of Lease                                            28
43.  Common Areas                                                 28
44.  Representations                                              29
45.  Environmental Compliance                                     29
46.  Option to Renew                                              30
46.  Non-Binding Nature of Submittal                              31

                               AGREEMENT OF LEASE

                                    PREAMBLE

      The Landlord and Tenant agree to the leasing of the premises indicated on the terms and conditions specified and agree that the following terms whenever used in this Lease shall have the meanings indicated unless the terms are otherwise expressly modified, limited or expanded herein.

(1)  LANDLORD: ALLENDALE ASSOCIATES, a New Jersey General
                        Partnership

     ADDRESS:  87 Route l7, Maywood, N.J. 07607

(2)  TENANT:   Cadapult Graphic Systems, Inc.(Including its wholly
                   owned subsidiary - Media sciences, Inc.)

     ADDRESS:  110 Commerce Drive, Allendale, NJ 07401

(3)  DATE OF LEASE:  August   , 2000

(4)  LEASED PREMISES:  Portion of Building as shown on Exhibits
                       A and B

     ADDRESS:  40 Boroline Road, Allendale, NJ 07401

     DESCRIPTION:  As Shown on Exhibits A and B

(5)  TERM:  Ten (10) Years

     COMMENCEMENT DATE OF TERM:    January 1, 2001

     TERMINATION DATE:  ,December 31, 2010

(6)  SIZE OF ENTIRE BUILDING:  107,776 sq. ft.

     APPROXIMATE SIZE OF LEASED PREMISES:   15,400 sq. ft.

(7)  BASE RENT:   Years 1 - 5               $12.00/sq. ft.
                        Years 6 - 10              $13.60/sq. ft.

     COMMENCEMENT DATE BASE RENT:              January 1, 2001
     TOTAL LEASE BASE RENTAL: $1,971,199.80

     ANNUAL BASE RENTAL:         Years 1 - 5                $184,800.00
                                 Years 6 - 10               $209,439.96

     MONTHLY BASE RENTAL:        Years 1 - 5                $15,400.00
                                 Years 6 - 10               $17,453.33

     RENT DUE DATE:  First of Month

(8)  SECURITY DEPOSIT:      $38,217.66

(9)  TENANT'S ALLOCABLE PERCENTAGE:           14.29%

(10) ESTIMATED ADDITIONAL MONTHLY RENTAL CHARGE:       $3,708.83

(11) PERMITTED USE:          Executive, administration and sales
                             offices and warehouse for the servicing
                             and distribution of computer related
                             equipment and supplies, including but not limited to solid ink for use in computer printers, as well as the manufacturing of solid ink for use in generic color computer output devices.

(12) INSURANCE REQUIREMENTS:

     LANDLORD:  Per Paragraph 20

     TENANT:  Per Paragraph 7


(13) BROKER:               MRH Real Estate Services, Inc. and
                                  INSIGNIA/ESG

(14) TAX IDENTIFICATION NO.

     LANDLORD:  22-2698417

     TENANT:            87-0475073

(15) TENANT SIC NO:                 5045 and 2893

(16) EXHIBITS:                      A.   Site Plan

                                    B.   Building Plan

                                    C.   List of Tenant Improvements



                              W I T N E S S E T H:

        PREMISES.

                  l. The Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, those certain premises, consisting of a portion of a building constructed or to be constructed by Landlord (which building and premises are hereinafter referred to as the "Building" and the "Premises", respectively), located at the address stated in (4) of the Preamble and more particularly described on Schedules "A" and "B" attached hereto and made a part hereof, subject however, to all of the terms, covenants, provisions and conditions herein set forth and to all present and future liens, encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants, other matters of records, and zoning and building laws, ordinances, regulations and codes affecting or governing the Building or which may hereafter affect or govern the Building, and such matters as may be disclosed by inspection or survey, provided the same do not materially impair the use and enjoyment of the Premises by Tenant for the purpose hereinafter stated in Paragraph 6.

                  TO HAVE AND TO HOLD the Premises for the term and at the rents herein set forth.

                  TERM.

                  2. (a) The term of this lease (hereinafter referred to as "Term") shall be for the period stated following the Commence ment Date, as hereinafter defined, unless sooner terminated as herein expressly provided. In the event however, that the Commencement Date is not the first day of a month, then the Term shall end on the last day of the month in which the anniversary of the Commencement Date shall fall.

                     (b) The term, and the Tenant's obligation to pay
Rental, as hereinafter defined, shall commence on the earlier of the following dates (which date is hereinafter referred to as the "Commencement Date"): (a) On "Delivery of Possession" (as hereinafter defined in Paragraph 3; or (b) the date on which Tenant shall first conduct any business activities on the Premises.

                     (c) For purposes of this lease, a "Lease Year" shall be deemed to be each consecutive period of twelve (12) full calendar months during the Term hereof, except that the first Lease Year shall also include the fractional portion of the month, if any, immediately following the Commencement Date, and that the last Lease Year shall run only from the day following the termination of the previous Lease Year to the termination date of the lease.

                  CONSTRUCTION.

                  3. (a) The Landlord has substantially completed construction of the Building on Lot 14 Block 702 in accordance with plans filed with and approved by the Construction Department of the Borough of Allendale. The Landlord will complete the construction of the Base Building and the Tenant Improvements listed in Exhibit C.

                     (b) In addition to the Tenant Improvements listed in Exhibit C, the Landlord agrees that the interior of the Leased Premises will be made ready for Tenant's occupancy based upon the following:

                         (1)    The Tenant has selected  Poskanzer Skott
as its Architect at its expense to prepare such drawings and specifications as maybe necessary for bidding and constructing the offices of the Leased Premises("Tenant's Work"). Completed drawings and any specifications associated therewith showing all of Tenant's Work as approved by the Tenant shall be made available to the Landlord on or before September 7, 2000 for Landlord's approval which will not be unreasonably withheld or delayed.

                         (2) The Landlord  through  its subsidiary
general contractor, will prepare a price to do the Tenant's Work.


                         (3) The Tenant, if it so elects, may seek
prices from other qualified general contractors to do the Tenant's Work. If it does so elect, all such prices shall be submitted to the Landlord on or before September 28, 2000. In determining the lowest price to do Tenant's Work, the Landlord shall be entitled to add five percent (5%) to each bid received from any Tenant-selected General Contractor to monitor the progress and quality of the construction of Tenants Work.

                         (4) The Landlord will provide to the Tenant the
results of the process described in Paragraphs 2 and 3 above on or before October 4, 2000. The Tenant shall have Five (5) calendar days from the date it receives the results of the bidding to either accept the bid of the Landlord's general contractor or the bid of the general contractor it has chosen to bid the work.

                          (5) The Landlord shall pay all costs of the
Tenants Work (including necessary building permits) up to but not exceeding Four Hundred Thousand Dollars ($400,000.00). Landlord shall pay the contractor selected on a monthly basis based upon the submission by the 30th day of each month of a requisition utilizing AIA Form 702 to be approved by Landlord and paid by the 25th of the following month. The Tenant shall either (1) pay for all of the costs of the Tenant's Work approved to be done by Tenant in excess of this sum in advance or (2) reduce the requirements of the drawings and specifications so that the costs will equal the costs to be paid by the Landlord,. If the cost of Tenant's Work is less than $400,000.00, Landlord will credit such difference against Tenant's rental payments commencing with the first months rent.

                          (6)  The General Contractor so selected shall
substantially complete ("Substantial Completion Date")the Tenant's Work in a good and workmanlike manner so as to make the Leased Premises available for occupancy by Tenant by the Commencement Date. The Substantial Completion Date shall be defined as the issuance of a temporary or permanent Certificate of Occupancy by the Borough of Allendale permitting the use of the Premises by the Tenant.

                          (7) All of the construction of Tenants Work as
limited to the work shown on the plans and specifications which shall incorporate all Code compliance requirements which the contractor must perform, shall be performed in accordance with all applicable laws, ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction thereof.

                          (8)  The time within which the Landlord must
perform pursuant to this paragraph 3 shall be extended for such period of time as may be attributed to any of the following events: (a) delay in the submission to Landlord of Tenant approved plans and specifications beyond September 7, 2000;(b) any delay caused to the Landlord in the bidding process by the incomplete nature of the plans and/or specifications; (c) any delay occasioned by Tenant's failure to approve the results of the cost and bidding process described above within the period noted; (d) any delay caused by a delay in the procurement delivery or installation of specialized equipment;(e) any delay which may be occasioned by Tenant's change of Tenants Work during the progress of construction; (f) any delay caused by Tenant performing any part of Tenants Work or any other work within the Leased Premised not under the control of the Landlord or the General Contractor; (g) any unreasonable delay in Tenant's approval of Landlord's or General Contractor's submittals or request for information during the progress of construction or (h) any other cause enumerated in Paragraph 28 hereof.

                          (9) If the Substantial Completion Date of
Tenants Work is delayed by virtue of any action or inaction of the Tenant, then on the Commencement Date, Tenant shall pay to Landlord, one day's Base and Additional Rent for each day by which the Substantial Completion Date is delayed more than five (5) days due to the action or inaction of the Tenant. If the Substantial Completion Date is delayed by Landlord's action or inaction or that of its subsidiary general contractor,the Commencement Date and the Tenant obligation to pay Base Rent and Additional Rent shall be extended accordingly.

                          (10) Notwithstanding anything to the contrary
in this paragraph (3), the Tenant shall be responsible to pay Base and Additional Rent commencing January 1, 2001 if the General Contractor selected to do the Tenant's Work is not the Landlord's subsidiary.

              (c) The base rent has been calculated based upon the rentable area containing 15,400 sq. ft. when measured from the outside of all exterior walls and the mid-line of any interior demising wall (without deduction for any exterior recess area covered by the roof of the building) and a pro-rata share of all utility and mechanical rooms in the building. At the time of substantial completion of the building, the Landlord's architect shall certify to the Landlord and Tenant the exact square footage of the building and of the rental area defined as set forth in this sub-paragraph and there shall be an addition or subtraction from the Base Rent as the case may be of $12.00 per sq. ft. per year for the first year pro-rated on a monthly basis for any variance in the square feet actually certified from 15,400 sq. ft. Any amount so calculated shall be added to or subtracted from the next months rental payment as the case may be.

                  LANDLORDS' FINANCING.

                  4.       Not Used In This Lease.



                  RENTAL.

                  5. (a) Tenant covenants and agrees to pay to the Landlord the following Rental:

                                    (i) a base  rent  during  the  Term of this
lease or any extension as may be provided for herein (hereinafter called the "Base Rent") in the sum stated in the Preamble payable by Tenant in equal monthly installments as stated on or before the first day of each month, in advance, to Landlord at the office of Landlord above designated or to such other place as shall be designated by Landlord, without any prior notice or demand therefor and without any deduction, abatement or set off for any reason whatsoever except that the first month's rent, together with any security to be paid pursuant to Paragraph 30 hereof, shall be paid upon the execution of the Lease by Tenant;

                                    (ii) All charges payable pursuant to this
lease as additional rental (hereinafter referred to as "Additional Rental");

                                    (iii) In the event that the Commencement
Date shall be other than the first day of a month, then the Tenant shall pay, on the earlier of the Delivery of Possession or the Commencement Date, the Base Rent and Additional Rental for the fractional portion of the month on a per diem basis (calculated on the basis of a thirty-day month) until the first day of the next succeeding month.

                           Such Base Rent and Additional Rental are herein
referred to collectively as "Rental".

                           (b) It is intended that the Rental provided for in
this lease shall be an absolutely net return to Landlord throughout the Term hereof, free of any expense, charge or other deduction whatsoever, with respect to the Premises, the Building and/or the ownership, leasing, operation, management, maintenance, repair, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except only as otherwise expressly provided in this lease. Any attempt by Tenant "to escrow" any rent due or similar self-help shall constitute a default.

                           (c) In the event that any payment of Rental due
hereunder shall be overdue, beyond the fifth day of each month a late charge of 5% for each dollar so overdue may be charged by the Landlord for each month or part thereof that the same remains overdue. This charge shall be in addition to and not in lieu of any other remedy the Landlord may have under the circumstances and is in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default in the payment of Rental hereunder, whether authorized herein or by law. Any such "late charges" if not previously paid shall, at the option of the Landlord, be added to and become part of the succeeding rental payment to be made hereunder and shall be deemed to constitute additional Rental.

                           (d) If as a consequence of any act and/or omission
of the Tenant, its agents, employees, representatives or contrac tors or the failure of the Tenant to promptly comply with all requests and requirements of utility companies servicing the demised Premises the Delivery of Possession shall be delayed despite the application by Landlord of due diligence (which shall not include overtime or weekend work), then and in such event, the Landlord, by written notice delivered to the Tenant, shall establish the Commencement Date as the date on which such Date would have occurred pursuant to the provisions of this lease, had it not been for said acts or omissions of the Tenant, and the period of the Term shall be adjusted accordingly. It is further acknowledged that if as a further consequence of said acts or omissions of the Tenant, the Landlord shall suffer any damage, such as a loss of rental from other tenants of the Building, then and in such event, the Tenant, on written notice, shall promptly pay over to the Landlord a sum equal to the damages so suffered by Landlord, which amount shall be deemed to constitute Additional Rental.

                  USE.

                  6. The Premises are to be used by Tenant solely for the Permitted Use, subject to and in accordance with all rules, regulations, laws, ordinances and requirements of all governmental authorities, the Fire Insurance Rating Organizations and Boards of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof, and for no other purpose.

                  INSURANCE.

                  7. Tenant shall provide, on or before the earlier of Tenant's entry in the Premises or the Commencement Date, and keep in force, at all times during the Term, at its sole cost and expense, a comprehensive public liability insurance policy, in the names of and for the mutual benefit of Landlord and any of its designees (without any obligation to pay premium) and Tenant, insuring the Landlord and Tenant against any claim or liability for personal injury to or death of any persons, and/or damage to property occurring in, on or about the Premises, or any appurten ances thereto. Such policy shall provide for limits of liability thereunder of not less than Three Million ($3,000,000.00) Dollars in respect to personal injury or death to any person(s) and One Million ($1,000,000) Dollars in respect to property damage. The limit of any such insurance shall not limit the liability of the Tenant hereunder.

                           (b) Landlord agrees to obtain and keep in full force
and effect, at all times during the Term, at Tenant's sole cost and expense, policies of insurance covering the Building and improvements made by the Landlord to the Premises, against all risks to physical damage with extended coverage, in amounts equal to the full replacement value of such improvements, without any co- insurance; rental insurance sufficient to include both Base and Additional Rental; and such other insurance coverages as Landlord may reasonably be necessary or proper, all of which insurance coverages shall be in such amounts and with such companies as Landlord may deem reasonable and proper. Tenant's pro rata share of the cost of any such insurance shall be paid as Additional Rental pursuant to Paragraph 20 hereof.

                           (c) Landlord shall not provide any insurance
covering the Tenant's possessions or business operations. Tenant agrees to obtain, at its sole cost and expense, an insurance policy covering its contents and a liability policy covering its business operations which shall include contractual liability.

                           (d) Tenant agrees that its insurance policies to be
obtained hereunder shall provide that the insurance carriers shall waive all rights of subrogation against Landlord and that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant hereby waives and releases any and all right of recovery which it might otherwise have against Landlord, its agents and employees, and all liability or responsibility of Landlord, its agents and employees, for all injury and for loss or damage to its business, contents, furniture, furnishings, fixtures and other property of the Tenant, notwithstanding that such injury, loss or damage may result from the negligence or fault of Landlord, its agents, or employees.

                           (e) Tenant agrees to deliver to Landlord, at least
fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate of insurance and a true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. All such policies shall provide for notice of cancellation to be provided thirty (30) days prior to any cancellation.

                  INCREASE OF INSURANCE RATES.

                  8. Tenant agrees, at its sole cost and expense, to promptly comply with all of the rules and regulations of the Insurance Service Organization of New Jersey having jurisdiction, or any similar body. If, at any time, as a result of or in connection with any failure by Tenant to comply with the foregoing provision, or as a result of any act or omission or commission by Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or as a result of or in connection with the use to which the Premises are put, notwithstanding that such use may be for the purpose herein permitted or that such use may have been consented to by Landlord, any insurance rate applicable to the Building and/or to the contents thereof, shall be higher than that which would be applicable for the least hazardous types of occupancy legally permitted therein, then and in any of such events, Landlord shall have the right to terminate this lease upon written notice delivered to the Tenant, or to require Tenant to pay such additional premiums for all insurance policies in force with respect to the Building. Tenant shall not use nor install any electrical equipment that overloads the lines in the Building and Tenant, at its sole cost and expense, shall promptly make whatever changes are necessary to prevent or remedy such condition and to comply with all requirements of Landlord, the Board of Fire Insurance Underwriters or any similar body and any governmental authority having jurisdiction thereof. For the purposes of this Paragraph, any finding or schedule of the Fire Insurance Rating Organization or any similar organization having jurisdiction shall be deemed to be conclusively binding on the parties hereto.


                  FIRE AND OTHER CASUALTY.

                  9. (a) In case of fire or other casualty, Tenant shall give immediate notice to Landlord. In the event the Premises shall be partially damaged by fire, the elements or other casualty, but shall not be so destroyed or damaged as to require practically a rebuilding thereof, then the Landlord shall repair the same as speedily as practicable to the extent of the scope of Landlord's work in the original construction of the Premises, and if any portion of the Premises shall be rendered untenantable, then the Tenant's obligation to pay Rental hereunder shall abate in the same proportion which the square footage of the portion rendered untenantable bears to the total square footage of the Premises until such time as the Landlord shall have substantially repaired the Premises. In the event that at least fifty (50%) percent of the Premises shall be damaged, then the Landlord or Tenant shall have the right to terminate the lease on thirty (30) days' written notice delivered to the other party, in which event the Rental as abated, if applicable, shall be paid up to the time of such termination and then and from thenceforth this lease shall come to an end. In the event that less than fifty percent (50%) of the Premises is damaged, Landlord shall have One Hundred Twenty (120) days from the date of casualty to substantially restore the Premises to the same scope of work as Landlord had provided Tenant at the commencement of this lease. If Landlord has not substantially restored the Premises in the manner provided herein within such One Hundred Twenty (120) day period, then tenant shall have the right to terminate this Lease within thirty (30) days following the expiration of then aforesaid One Hundred Twenty (120) day period. If at least fifty (50%) percent of the Building (whether or not the Premises shall have been damaged)shall be damaged, then the Landlord shall have the right to terminate the lease on thirty
(30) days' written notice delivered to the Tenant, in which event the Rental as abated, if applicable, shall be paid up to the time of such termination and then and from thenceforth this lease shall come to an end. In the event the Landlord does not elect to terminate this lease, then the lease shall remain in full force and effect, the Rental payments shall be reduced as aforesaid, and the Landlord shall proceed diligently to rebuild the Building and/or to restore the Premises to the extent of the scope of its work in originally constructing the Building, and Premises, provided however, that the Landlord shall not be required to expend a sum greater that the net proceeds of fire or other casualty insurance received on account of the damage to the Building and Premises as a result of such casualty. If the net proceeds of fire or other casualty insurance shall be insufficient to restore the Premises to the extent of the original construction of the Building due to any environmental condition which may have arisen as a result of such casualty.

                           (b) However, there shall not be any abatement,
reduction or moratorium of rent if the fire or other casualty or damage shall be the result of carelessness, negligence or improper conduct of Tenant of its agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In any such case, Tenant's liability for the payment of the Rental and the performance of all the covenants, conditions and terms hereof on its part to be performed shall continue and Tenant shall be liable to Landlord for the damage or loss suffered by Landlord. If Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord's costs and expenses and for any other damage or loss suffered by Landlord as a result of such casualty, and such insurance carrier shall have no recourse against Landlord for reimbursement.

                           (c) Landlord agrees that its fire insurance policy
shall provide that the insurance company will waive all rights of subrogation against the Tenant to the extent of all insurance proceeds actually paid to or for the benefit of the Landlord.


                  REPAIRS AND MAINTENANCE.

                  10. (a) Tenant, at its sole cost and expense, shall take good care of the Premises and shall keep, repair and maintain the Premises in good order, condition and repair, and each and every part thereof (including, without limitation, painting and decorating, and the repair, maintenance and replacement of any heating, ventilating and air conditioning units or systems), except only such matters that are expressly stated herein to be within the Landlord's obligation to maintain, and shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained on the sidewalks, driveways, parking lots, yards, entrances and curbs, in, on or adjacent to the Building. Tenant further agrees not to use the Premises or permit the Premises to be used in any manner as to cause excessive depreciation of or to the Building and improvements, and agrees not to cause nor permit waste of or damage or nuisance to, in, or about the Premises or the Building.

                           (b) Tenant shall not make any alterations, improve
ments, and/or additions to the Premises or any part thereof, nor install or attach any heavy equipment or apparatus, without Landlord's prior consent in accordance with the provisions of this lease.

                           (c) Landlord, upon reasonable notice from Tenant,
shall make necessary structural repairs to the exterior walls and shall keep in good order, condition and repair the exterior foundations, downspouts, gutters and roof of the Building, excluding, however, all windows, doors, plate glass, signs and all repairs required by any casualty except as otherwise provided in Paragraph 9 and 13 hereof. For the purpose of this lease, a structural repair shall be defined as any structural repair to the structural steel, footings, foundations, masonry walls, and roof of the demised Premises. Any repairs, whether structural or otherwise, resulting from damage caused by any act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors shall be performed by the Landlord at the sole cost and expense of the Tenant and shall be deemed to constitute Additional Rental.

                           (d) Landlord further agrees to maintain, repair and
keep in good order and condition all public or common areas surrounding the Building which are the property of the Landlord, except as otherwise herein provided, and agrees to furnish all necessary utilities to such public or common areas. The costs and expenses incurred by Landlord for maintenance, repairs, utilities, janitorial service, refuse and snow removal and security of the public or common areas shall be determined in the reasonable discretion of Landlord, to ensure the proper quality and the preservation of the reputation of the Building. Tenant shall pay its proportionate share of all costs and expenses so incurred by Landlord, as Additional Rental, in accordance with the provisions of Paragraph 20 hereof.

                           (e) All common areas are for the general use, in
common, of all tenants of the Building, their employees and guests, and at all times, are subject to the sole and exclusive control of the Landlord. Pursuant thereto Landlord shall have the right, from time to time, to establish, modify and enforce rules and regula tions regarding the common areas, to alter, modify or otherwise change the common areas, to restrict parking and close all or any portion of any common parking area as will be legally sufficient to prevent a dedication or the accrual of any rights to any person or to the public and to do such other acts, in and to, all common areas as in Landlord's sole judgment, shall be desirable or advisable to improve or maintain such areas.

                           (f) Tenant shall have no right of access to the roof
of the Premises or the Building and shall not install, repair, place or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time. Landlord shall repair at Tenant's expense, any damage to the Building or roof resulting from the installation, repair, use, or replacement of any such air conditioner or other device.

                  COVENANTS AGAINST LIENS.

                  11. (a) Tenant shall not do any act, nor make any contract which may create any lien or other encumbrance upon the Building or Premises, nor permit nor suffer same to remain, as a result of any labor, work, services or materials performed, supplied or furnished for or to the Tenant or the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien or encumbrance shall be filed against the Building or Premises, whether or not such lien or encumbrance is valid or enforceable as such, Tenant, at its sole cost and expense, shall cause same to be discharged of record or bonded, within ten (10) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all damages, costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting from the creation of such lien or encumbrance. In the event Tenant fails to so comply, Landlord shall have the option of discharging or bonding any such lien or encumbrance, and Tenant agrees to reimburse Landlord for all costs, legal and other expenses incurred in connection therewith, together with interest at an annual rate equal to two (2%) percent above the annual interest rate extended by Citicorp to its most favored borrowers, promptly upon demand, which sums shall be deemed to constitute Additional Rental. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted by Tenant for the furnishing of any labor, services, materials, supplies or equipment, at any time from the date hereof until the end of the Term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same.

                           (b) Nothing in this lease shall be deemed to be, or
construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, addition or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Building. Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notice which Landlord shall deem necessary so to post for the protection of Landlord and the Building from any such lien.

                  ALTERATIONS.

                  12. (a) Tenant shall not make, or cause, or permit the making of any repairs, alterations, additions, or improvements in or to the Premises without obtaining Landlord's prior written consent thereto in each instance provided however, that nothing contained herein shall be construed as requiring Landlord's consent to redecorating items such as repainting or recarpeting within the Premises or any interior, non-structural improvements where the cost is less than $15,000. In addition, Landlord's consent to the relocation of interior, non-structural partitions shall not be unreasonably withheld or delayed. In the event any such work shall cost in excess of Ten Thousand ($10,000.00) Dollars, such work shall not be commenced until Tenant shall submit to the Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be performed in accordance with the provisions of this lease. Landlord shall not unreasonably withhold its consent to any such alteration, addition or improvement, but shall have the right to determine if such work would reduce the value, size or general utility of the Building or any portion thereof, or whether such work maintains the architectural harmony of the Building. Any approval by Landlord as aforesaid may be upon condition that Tenant furnish the Landlord such evidence of Tenant's financial ability to assure completion thereof and payment therefor, as Landlord may reasonably require, including the furnishing of adequate security. All such repairs, alterations, additions or improvements, when installed or attached to the Premises, shall belong to and become the property of the Landlord and shall be surrendered with the Premises and as part thereof, upon the expiration or sooner termination of this lease, without compensation to Tenant. However, if Landlord shall so elect, Tenant, at its sole cost and expense, shall remove any alterations, additions and improvements prior to the expiration or other termination of this lease and repair all damage caused by such removal and restore the Premises to the condition they were in prior to the installation of any such alteration, addition or improvement. Nothing herein contained shall be construed in any way to restrict Tenant's right to make any alterations, additions or improvements in Tenant's own movable trade fixtures. The provisions of this Paragraph are subject to the terms and conditions of any fee mortgage or ground lease to which this lease may be subordinate, including the Tenant obtaining the consent of such mortgagee or lessor, if required.

                           (b) Any work performed by Tenant, irrespective of
cost, shall be subject to the Landlord's inspection and approval after completion to determine whether it complies with the requirements of this lease. The approval or consent of the Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a first-class good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations. Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver the original of all such approvals, permits or certificates to the Landlord, to be retained by Landlord.

                           (c) During the course of any and all repairs,
alterations, additions or improvements which the Tenant shall either be required to perform or which the Tenant shall elect to perform Tenant, at its sole cost and expense, shall at all times obtain and maintain or cause to be obtained and maintained, workmen's compensation insurance and any other insurance which shall then be required by law, together with public liability insurance as set forth in Paragraph 7 hereof, to insure against any additional hazards created in connection with the performance of any of the aforesaid work. Prior to the commencement of any such work, Tenant shall deliver to Landlord copies of all policies or certificates of insurance with respect to all policies required pursuant to this Paragraph 12(c).

                  CONDEMNATION.

                  13. (a) In the event that the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. In the event that a part of the Premises shall be so taken as to render the remainder thereof unusable for the purpose for which the Premises are leased, then Landlord and Tenant shall each have the right to terminate this lease on thirty (30) days' written notice to the other, given within sixty (60) days following the date of such taking. In the event that this lease shall terminate or be terminated, the Rental hereunder shall be equitably adjusted as of the date of termination.

                           (b) In the event that a part of the Premises shall
be so taken and this lease shall not terminate or be terminated pursuant to the provisions of subparagraph (a) above, then the Rental shall be equitably apportioned according to the square footage of the Premises so taken and this lease, in all other respects, shall remain in full force and effect, and Landlord, at its own cost and expense, shall restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purpose for which the Premises were leased, provided that such work shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises and provided the cost thereof shall not exceed the proceeds of its condemnation award for consequential damages.

                           (c) All compensation awarded or paid upon such a
total or partial taking of the Building or the Premises shall belong to and be the property of Landlord, and without any sharing by Tenant, whether such compensation result from diminution in value of the leasehold or to the fee interest in the Premises. Tenant however, shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, furniture and other personal property belonging to Tenant, so long as such claim shall not diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

                           (d) Tenant agrees to execute and deliver such
instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. Tenant covenants and agrees to vacate the Premises, remove all of its personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord. Failure by Tenant to comply with any provision hereof shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.

                  ACCESS AND RIGHT TO EXHIBIT.

                  14. (a) Landlord and its designees shall have the right to place and maintain all utility equipment of any kind, in and on the Premises as may be necessary or desirable to serve the Building or any portion thereof. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours (and in emergencies at all times):

                                    (i) to inspect the same;

                                    (ii) to make repairs, additions or
alterations to and/or to complete initial construction of, the Premises and/or to the Building or to prevent waste or depreciation thereof;

                                    (iii) to post "For Sale" signs on the
Premises and to exhibit the Premises to any prospective purchaser or mortgagee; or

                                    (iv) for any other lawful purpose.

                                    (v)     Notwithstanding anything set forth
hereinabove to the contrary, Tenant shall have the right to impose reasonable restrictions on Landlord's access to the Premises for the purpose of protecting Tenant's confidential information and trade secrets.

                           This Paragraph shall not be deemed to be a covenant
by Landlord nor be construed to create an obligation or duty on the part of Landlord to make such inspection, repairs, additions or alterations except as otherwise herein provided. Any performance by Landlord hereunder shall not be deemed a waiver of Tenant's default in failing to perform same, nor shall Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any other damage suffered by Tenant, due to said performance by Landlord, and the obligations of Tenant pursuant to this lease shall not thereby be affected in any manner whatsoever. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business, but Landlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference.

                           (b) For a period commencing one hundred eighty (180)
days prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any "To Let," or "To Lease" signs upon the Premises.

                           (c) Landlord shall use its best efforts to complete
any alteration within the Premises with a minimum of interference with the conduct of Tenant's business operations and as quickly as possible. Landlord shall have the right to carry material in and on the Premises and to perform work in or on the Premises pursuant to the provisions of this lease, without the same constituting an actual or constructive eviction to Tenant, in whole or in part, without the same permitting any rent reduction or abatement and without the Tenant having the right to assert any claim for damages other than damage to the Tenant's tangible property or injury or death to persons, which damage, injury or death shall be caused directly by the negligence of the Landlord, and provided that any such claim shall be limited to the extent of the net proceeds received under any policies of insurance then in effect insuring against such claim. In no event shall the Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any consequential damages which Tenant may suffer.

                  ASSIGNMENT AND SUBLETTING.

                  15. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use their Premises, or any portion thereof, without first obtaining the written consent of Landlord. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial statements for the proposed assignee or subtenant. Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant's request) to cancel this Lease as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or subletting shall not be unreasonably withheld or delayed. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, the difference, if any between the Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and the Rent and Additional Rent payable by the assignee or sublessee to Tenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay any brokerage fees related to the subletting or assignment of the Premises to any broker retained by Tenant or its assignee or sublettee who has earned said fee as a consequence of his or her efforts in securing the assignee or sublettee, and forfeit all rights to any renewal options contained herein.

                  RULES AND REGULATIONS, COMPLIANCE WITH LAWS.

                  16. (a) Tenant agrees, at all times during the Term hereof, and at its sole cost and expense:

                                    (i) not to take or permit any action which
would violate Landlord's union contracts, if any, affecting the Building or the Premises, or which would create any work stoppage, picketing, labor disruption or dispute, or which would damage, delay or interfere with any work performed or to be performed by Landlord or by any other persons in or about the Building, or which hinder the activities or operations of the Landlord in bringing about the cessation of any work stoppage, picketing or other labor disruption or dispute affecting the Building or any work being performed or to be performed in or about the Building;

                                    (ii) to pay promptly and when due, all
taxes, licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or equipment in, on or at the Premises;

                                    (iii) not to commit any waste or nuisance,
nor use the plumbing facilities for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load per square foot which such floor was designed to carry, nor install, operate and/or maintain in the Premises any heavy equipment except in a location approved by Landlord, nor install, operate and/or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord or which does not have Underwriter's approval.

                                    (iv) to keep the Premises in a neat, clean,
orderly and sanitary condition, free of all insects, rodents, vermin and pests of every type and kind;

                                    (v) not to use the Premises for any purpose
of business which is illegal, noxious, offensive because of the emission of noise, smoke, dust or odors or which could damage the Building or be a nuisance or menace to or interfere with, any other tenants or the public;

                                    (vi) to comply with all requirements of all
suppliers of public utility services to the Building and not to suffer or permit any act or omission the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Building;

                                    (vii) to retain trash, rubbish and garbage
created by the Tenant, its representatives, guests, licensees, or invitees within the demised Premises until removed from the site at Tenant's expense.

                           (b) Tenant further agrees, at its sole cost and
expense, to promptly comply, or cause compliance, with all laws, ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and offices thereof, foreseen or unforseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy or require extraordinary or structural repairs (other than those which Landlord is required to make under Paragraph 10 (c) and (d), unless the same are due to the use or occupancy of the Tenant), alterations, equipment or additions or any work of any kind or irrespective of the costs thereof, which may be applicable to the Premises, or the purposes to which the Premises are put, or manner of use of the Premises at the commencement of or during the Term. The provisions of Paragraph 12 shall apply to all work to be performed by Tenant pursuant to this Paragraph. Notwithstanding the foregoing, Landlord shall cure any violations arising from Landlord's original failure to comply with laws, ordinances, orders, rules, regulations and requirements presently applicable to the construction of the Building.

                           (c) No abatement, diminution or reduction of the
Rental or other charges required to be paid by Tenant pursuant to the terms of this lease, shall be claimed by or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the federal, state, county or municipal government, or of any other governmental or lawful authority whatsoever, or as a result of any diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment, operation or use of the Premises.

                           (d) Tenant, following notice to Landlord, shall have
the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, provided, however, that:

                                    (i) any noncompliance shall not constitute a
crime on the part of the Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord;

                                    (ii) Tenant shall diligently prosecute any
such contest to a final determination by a court, department or governmental authority having final jurisdiction and to keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; and

                                    (iii) Tenant shall indemnify and save
harmless Landlord against any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance. It is agreed however that Landlord has the right to demand that the Tenant furnish adequate security to ensure its ability to perform its indemnity obligations hereunder, which security if so requested, shall be furnished to Landlord prior to the Tenant commencing or continuing with such contest, as the case may be. In no event, however, shall Tenant defer compliance if such deferment would constitute a violation of any of the provisions of any mortgage or ground lease to which this lease is or shall be subordinate. Landlord agrees to cooperate reasonably with Tenant, and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost or expense to Landlord. Landlord shall have the right, but not the obligation to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

                  UTILITIES.

                  17. Tenant agrees to pay as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all similar charges assessed or charged to the Premises during the Term, if any, all charges for electricity, gas, heat, steam, hot water, and other utilities supplied to the Premises during the Term, together with cost of repair, maintenance, replacement and reading of all meters measuring Tenant's use or consumption thereof, whether supplied by Landlord or by a public or private utility company. In the event that Landlord shall supply any or all of the aforesaid services, the charges therefor shall be deemed Additional Rental and be collectible as such on the first day of the following month. In the event that any or all of the aforesaid services shall be supplied by others and are not paid as the same become due and payable, Landlord shall have the right, but not the obligation to make such payments, in which event, a sum equal to any such payments shall be paid on the first day of the following month, as Additional Rental, and shall be collectible as such, together with interest at an annual rate equal to two (2%) percent above the annual interest rate extended by Citicorp to its most favored borrowers as of the date of payment, and which interest shall commence to run from the date of payment. In no event shall Landlord be responsible or liable for the failure to supply Tenant or for the failure of the Tenant to receive, any utility service, nor shall Tenant be entitled to any cessation, abatement, reduction or other offset of Rental in the event of any failure to receive any utility service.

                  SIGNS.

                  18. Tenant may not provide, install or maintain any exterior signs on the roof or in the windows; nor shall the Tenant provide, install or maintain any exterior signs on the facade or walls of the Building or on any grounds adjacent thereto, unless:

                                    (i) such installation be made in such
manner as will not affect any guarantee which shall then be in force and effect;

                                    (ii) all such signs shall have been
approved by Landlord in writing before installation which consent shall not be unreasonably withheld or delayed ; and

                                    (iii) all such signs must at all times
conform to all applicable rules, regulations, codes and ordinances of any governmental agencies having jurisdiction there over, and must comply with Landlord's rules & regulations governing such signs. All such signs shall be provided, installed, maintained and removed at the termination of the lease, at Tenant's sole cost and expense. Tenant further agrees that it will not place any advertisements or other type of structure or obstruction on the roof facade or walls of the Building and that it shall not operate any loudspeaker or other device which can be heard outside of the Premises. In the event that Landlord or its agents deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Building or any part thereof, they may be so removed, but shall be replaced at Landlord's expense when the said repairs, alterations or improvements shall have been completed. Nothing contained in this Paragraph shall create any obligation on the part of the Landlord to make any repairs, alterations or improvements.

                  TAXES.

                  19. (a) Tenant covenants and agrees that it shall pay to Landlord, as Additional Rental, its proportionate share of all real estate taxes, assessments, added assessments and other governmental charges or substitutes therefor levied, imposed, assessed or fixed on or against the Building and land constituting the entire tax lot on which the Building is constructed or arising from the use, occupancy or possession thereof, during the Term hereof (hereinafter collectively referred to as the "Taxes"). The proportionate share of Taxes to be paid by Tenant is set forth in Paragraph 20 of this lease.

                           (b) Landlord shall have the right to contest in good
faith any such tax, assessment or added assessment and all costs and expenses, including, but not limited to, all legal fees, shall be deemed to constitute additional charges for which Tenant shall pay its proportionate share, as set forth in Paragraph 20 hereof. Tenant shall pay its share of all such costs and expenses, as Additional Rental, on the first day of the month following demand therefor. Provided that the Tenant shall have paid its proportionate share of all costs and expenses in accordance with the provisions of this Paragraph 19(b), Tenant shall be entitled to the same proportionate share of the net proceeds of any refund received by the Landlord as a result of such contest. Landlord agrees to notify Tenant of the filing of any tax appeal or contest, not later than July 15 of any calendar year for which an appeal is to be taken.

                           (c) In the event that Landlord shall fail to so
notify Tenant, then and in such event, Tenant shall have the right to contest in good faith any such tax, assessment or added assessment, at its own cost and expense, provided, however, that notwithstanding such contest, Tenant at all times: shall when due, pay its proportionate share thereof; shall comply with all applicable laws, rules and regulations regarding the payment of taxes; shall not take any action which would adversely affect, threaten or jeopardize the interest of the Landlord in the Building or land; shall promptly pay, indemnify and save Landlord harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest by the Tenant, Landlord agrees to reasonably cooperate and to execute any necessary papers, provided however, that the same shall be without any cost or expense to the Landlord. However, nothing herein shall require the Landlord to withhold the payment of any tax, interest or penalty otherwise due and owing to, or charged by, the taxing authority.

                           (d) It is further agreed that for the first and last
Lease Years of the Term hereof, the portion of all Taxes, other than such as result from added assessments, to be paid by the Tenant shall be pro rated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls. The portion of Taxes resulting from added assessments to be paid by Tenant during the first and last Lease Years of the Term shall be pro rated depending on the proportion which such Lease Year shall bear to the portion of the tax year for which the added assessment is charged.

                           (e) If at any time during the Term hereof, pursuant
to the laws of the Municipality, the County of Bergen, the State of New Jersey or the United States of America, a tax or excise on rents or other tax, however described, is levied or assessed by any Municipality, County, State or Country or any political subdivision thereof, against the Landlord or the Rental reserved hereunder, or any part thereof, as a substitute, in whole or in part, for any revenues derived from any tax assessed or imposed by any such political entity on land and buildings, the Tenant covenants to pay to Landlord, such sum as shall be necessary to pay and discharge such tax or excise on rents or other tax, which sum shall be paid to Landlord in the manner herein set forth for Taxes, provided, however, that the parties shall have the right to contest said levy in the same manner as provided herein for Taxes.

                           (f) Except as otherwise provided herein, Tenant
shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord.

                           (g) Tenant shall be responsible for and shall pay
prior to the time when such payment shall be deemed delinquent, all taxes assessed during the Term against any leasehold interest, or any improvements, alterations, additions, fixtures or personal property of any nature placed in, on or about the Premises by the Tenant, whether such tax shall have been levied or assessed against the Landlord or the Tenant.

                  ADDITIONAL CHARGES.

                  20. (a) In addition to all other rental charges provided for in this lease, the Tenant agrees to pay as "Additional Rental," its proportionate share of:

                                    (i) all insurance premium costs incurred by
Landlord, if any in connection with its obtaining and maintaining of fire, extended coverage and all risk insurance; rental insurance sufficient to include both Base Rent and Additional Rental; sprinkler damage insurance; and public liability insurance, all of which insurance coverages, if maintained, shall be in such amounts and with such companies as Landlord may deem reasonable or proper;

                                    (ii) all costs and expenses incurred by
Landlord in connection with the Landlord's maintenance and structural and non-structural repair of the entire premises of which the Leased Premises are a part, in accordance with the provisions of this lease, including, but not limited to, the building grounds, parking area, utilities, janitorial service, if the same shall be furnished by the Landlord, as well as all other costs, fees and expenses incurred by the Landlord in performing its obligations hereunder; and

                                    (iii)  management fees for the operation
of the Building, at an annual sum equal to four (4%) percent of the total annual Base Rent for the building.

                           (b) It is acknowledged that the total annual
Additional Rental to be paid by the Tenant, pursuant to the provisions of Paragraph 19 and 20 of this lease, cannot be determined except on an annual basis. It is therefore agreed that, in addition to the payments of Additional Rental as may be provided for elsewhere in this lease, the Tenant shall pay the estimated monthly sum set forth in (10) of the Preamble on account of its Additional Rental obligations pursuant to the provisions of Paragraphs 19 and 20 of this lease. Said estimated payments shall be paid in advance, on the first day of each month, and shall be based on an annual period from January l through December 31 during each year of the Term hereof, and shall be adjusted annually within ninety (90) days following the conclusion of each such annual period by written notice delivered by Landlord to Tenant. Said notice shall set forth the total amount of the costs and expenses incurred by the Landlord for such annual period, the sum which represents the proportion to be paid by the Tenant, the sum actually paid by Tenant for such period, and the amount of any required adjustment. Said notice shall also set forth the estimated monthly payment to be paid by Tenant for the following annual period.

                           (c) For the first and last Lease Years of the Term
hereof, the portion of Additional Rental to be paid by the Tenant, other than for real estate taxes, shall be pro rated depending on the proportion which each such Lease Year shall bear to the aforesaid annual period in which it falls.

                  NON-LIABILITY OF LANDLORD.

                  21. (a) Landlord shall not be liable for any damage or injury which may be sustained by Tenant or by any other person, as a consequence of the failure, breakage, leakage or obstruction of the street or sub-surface; or of the water, plumbing, steam, sewer, waste or soil pipes; or of the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or of the elevators or hoisting equipment; or of any other structural failure; or by reason of the elements; or resulting from theft or pilferage; or resulting from fire, explosion or other casualty; or resulting from the carelessness, negligence or improper conduct on the part of the Tenant, any other tenant, or of Landlord, their agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord. All property kept, maintained or stored in, on or at the Premises shall be so kept, maintained or stored at the sole risk of the Tenant.

                           (b) Landlord shall not be liable to Tenant or to any
person or entity claiming through the Tenant, nor shall Tenant be excused from the performance of any obligation hereunder, due to any breach or violation by Landlord, by any other tenant or by any other person or entity, of:

                                    (i) any rule or regulation established by
Landlord; or

                                    (ii) any provision, covenant, term or
condition of any other agreement affecting the Building and lands or any portion thereof. Further, Landlord shall not be liable, nor shall Tenant be excused from the performance of any obligation hereunder, due to the Landlord enforcing any right or remedy against the Tenant and/or against other tenants of the Building, but not against all tenants of the Building.

                  INDEMNITY.

                  22. Landlord and Tenant agrees, at its sole cost and expense, to indemnify and save each other harmless from and against any and all claims, actions, demands and suits, of third parties for, in connection with, or resulting from, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Premises, or occurring in, on or about the Premises or any part thereof, or arising, directly or indirectly, in whole or in part, from any act or omission of the party to be charged or any of their concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default of the party to be charged of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to the party being indemnified. It is agreed that attorneys designated by insurance carrier of the indemnifying party shall be deemed to be satisfactory.

                  RIGHT TO CURE DEFAULT.

                  23. In the event Tenant shall fail to comply fully with any of its obligations hereunder, then Landlord shall have the right, at its option to cure such breach, at Tenant's expense, upon ten (10) days' prior written notice to Tenant, except in cases of emergency (in which event no notice need be given), and if Tenant shall fail to cure said default within such period, provided however, that if said default cannot be cured within said period, then Tenant shall have commenced in good faith to cure such default within said ten
(10) day period and shall continue the curing thereof diligently thereafter. Tenant agrees to reimburse Landlord promptly (as Additional Rental) for all costs and expenses incurred as a result thereof or in connection therewith, together with interest at an annual rate equal to two (2%) percent above the annual interest rate extended by Citicorp to its most favored borrowers as of the date on which the Landlord made such payment and which interest shall commence to run from the date on which Landlord made any such payment. Any action so taken by Landlord pursuant to this lease shall not serve to waive or release Tenant from its performance of any obligation hereunder.

                  REMEDIES UPON DEFAULT.

                  24.      (a) In the event Tenant shall:

                                    (i) default in the payment of the Rental
reserved herein or in making any other payment herein provided; or


                                    (ii) default in the observance of any of the
other terms, covenants and conditions of this lease, which default continues for ten (10) days following the delivery of written notice thereof, as hereinafter required; or

                                    (iii) abandon, desert or vacate the
Premises; or

                                    (iv) assign, sublet or permit the Premises
to be occupied by someone other than Tenant, except as herein provided; or

                                    (v) make any assignment for the benefit of
creditors, file a voluntary petition in bankruptcy, be by any court adjudicated a bankrupt, take the benefit of any insolvency act or be dissolved or liquidated, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings or if any Guarantor hereunder shall cause or suffer any of such events to occur with respect to itself; or

                                    (vi) record or attempt to record this
lease; or

                                    (vii) suffer or permit any execution,
attachment or other similar process to issue against Tenant or a substantial portion of its property or assets, or suffer or permit the Premises to be taken and/or occupied or attempted to be taken and/or occupied by one other than the Tenant; or

                                    (viii) remove or attempt to remove, or in
the judgment of Landlord, manifest an intention to remove its goods or property from the Premises, other than in the ordinary course of its business; then, upon the happening of any of the events set forth in this Paragraph, Landlord shall have the right to terminate this lease and the Term hereof upon not less than ten (10) days' written notice to Tenant, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as hereinafter provided), and at the expiration of the period provided in said notice, the Term hereof and all of the Tenant's right, title and interest hereunder shall cease and terminate, and Landlord without further notice, may reenter the Premises, remove the Tenant and its property therefrom, and have possession and enjoyment of the same, and/or may recover possession thereof as prescribed by law relating to summary proceedings or otherwise, without any liability for damages or prosecution therefrom, it being understood that no demand for the Rental, no reentry for condition broken and no notice to quit or other notice prescribed by law shall be necessary to enable Landlord to recover such possession, but that all rights to any such demand, reentry, notice or other prerequisites are hereby expressly waived by Tenant.

                           (b) In the event of any such default, reentry,
expiration and/or dispossess:

                                    (i) the Rental shall become due and be paid
up to the time of such reentry, dispossess and/or expiration, together with such costs and expenses as Landlord may reasonably incur in reacquiring possession of the Premises, for reasonable legal expenses, reasonable attorneys and reasonable brokerage fees, putting or restoring the Premises in or to good order and altering or preparing the same for re-rental;

                                    (ii) Landlord shall use its best efforts to
relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, for such rental and on such terms as Landlord shall deem reasonable;

                                    (iii) Tenant, or the legal representatives
of Tenant, shall pay Landlord any deficiency between the Rental hereby covenanted to be paid and the net amount, if any, of the rents collected on account of any reletting of the Premises for each month of the period which would otherwise have constituted the balance of the Term. In computing such sum, there shall be added to the Rental hereby covenanted to be paid, such expenses of Landlord as are referred to in subparagraph (b)(i) of this Paragraph. Any such deficiency shall be paid in monthly install ments by Tenant on the first day of each month, in advance, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or by joining, consolidating or otherwise including in one action, any and all claims for subsequent periods;

                                    (iv) notwithstanding any other provisions of
this lease, Landlord shall be entitled, at its option, in addition and without prejudice to any other rights and remedies it may have hereunder or at law or in equity, to recover from Tenant as damages, in addition to any Rental unpaid or accrued to the date of such reentry, expiration and/or dispossess, together with all of the additional costs and expenses incurred by Landlord, an amount equal to the difference between the Rental covenanted to be paid hereunder for what would otherwise have been the unexpired portion of the Term had such reentry, expiration and/or dispossess not occurred, and the then fair and reasonable rental value of the Premises for such unexpired portion of the Term, both discounted at the rate of four (4%) percent per annum to present worth. Landlord shall be entitled to recover and receive the full amount of such damages at whatever time after such reentry, expiration and/or dispossess it seeks to recover the same, without limiting or prejudicing the right of Landlord to seek as damages an amount equal to the maximum amount allowed by applicable law at the time when such damages are sought. In determining the then fair and reasonable rental value of the Premises, the rental realization upon any reletting, if such reletting shall be accomplished within a reasonable time after such reentry, expiration and/or dispossess, shall be deemed prima facie to be such fair and reasonable rental value. Landlord shall be entitled, in addition to the amount of such difference, to also recover such expenses as are referred to in subparagraph (b)(i) of this Paragraph;

                           (c) Landlord may make such alterations, repairs,
replacements and/or decorations in or on the Premises as it, in its reasonable judgment, considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to relieve Tenant from its liability hereunder. Landlord shall in no event be liable in any way whatever for any failure to relet the Premises, or in the event that the Premises are relet, for the reasonableness of the rental or for the failure to collect any rent under such reletting.

                           (d) In the event of a breach or threatened breach or
violation by Tenant of any of the covenants, conditions, terms or provisions of this lease, Landlord shall have the right to obtain an injunction or to invoke any remedy allowed at law or in equity, without limitation and in addition to, all rights and remedies herein provided for.

                           (e) No receipt of Rental by Landlord from Tenant
after the due date thereof or the termination in any manner of this lease, or the performance by Tenant of any obligation hereunder after the period stated in any notice given pursuant to this lease, shall reinstate, continue or extend the lease or the Term thereof, affect any such notice or cure any default theretofore arising hereunder. No receipt of Rental after the commencement of suit, or after final judgment for possession of the Premises, shall reinstate, cure, continue or extend the lease or the Term thereof or affect said suit or said judgment.

                           (f) The rights and remedies of Landlord specified in
this lease, as well as the rights and remedies to which the Landlord is entitled by law or in equity, are cumulative and are not intended to be exclusive of or preclude the exercise of any other rights or remedies which may be available to the Landlord in the event of a breach by Tenant of any provision of this lease.

                           (g) In no event shall the Tenant be entitled to
receive all or any portion of any net surplus monies obtained or received by Landlord either in connection with any reletting or as a result of the exercise of any other right or remedy to which Landlord may be entitled.

                  WAIVER OF REDEMPTION.

                  25. Upon the expiration or sooner termination of this lease or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors hereby waives and surrenders any right or privileges of redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized and does hereby waive and surrender up all rights or privileges which it may or might have under any by reason of any present or future law or decision, to redeem the Premises or for a continuation of this lease after having been dispossessed or ejected therefrom by process of law, or otherwise.

                  MORTGAGE PRIORITY.

                  26. This lease shall be and hereby is made subject and subordinate at all times to the lien of all ground and underlying leases and to all mortgages and all advances made thereon which may now or hereafter affect the Building, and to all increases, renewals, modifications, consolidations, participations, replace ments and extensions thereof, irrespective of the time of recording such lien, without the necessity of any further instrument of subordination. In the event, however, that Landlord or any lessor or mortgagee desires confirmation of such subordination, Tenant shall promptly execute and deliver any certificate or instrument that may be requested. Tenant hereby constitutes and irrevocably appoints Landlord as its attorney-in-fact to execute any such certificates for and on its behalf. Tenant shall not have the right to place any lien or encumbrance of any kind against the Premises, or any of its fixtures, furniture, equipment or improvements, other than a chattel mortgage on its movable trade fixtures.


                  SURRENDER OF PREMISES.

                  27. On the expiration date or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, in broom-clean good condition and repair, reasonable wear and tear excepted, as well as all keys to the Premises, together with all alterations, additions and improvements which may have been made in, on or to the Premises, except for movable furniture and equipment, or unattached movable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord, at least thirty (30) days prior to the end of the Term, whether Landlord desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant, reasonable wear and tear excepted. In the event Landlord shall so desire, then Tenant, prior to the end of the Term, at its sole cost and expense, shall so restore the Premises, remove therefrom all of its property together with such alterations, additions and improvements as may be requested by Landlord, and fix and repair any and all damage or defacement to the Building and/or lands caused by the installation and/or removal of alterations, additions, improvements, furniture, equipment, trade fixtures or any other property excepting improvements made by Landlord and Tenant at the beginning of the Term pursuant to the Work Letter annexed hereto as Exhibit C. Any or all of such property, alterations, additions or improvements not so removed, at Landlord's option, shall become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense, without further notice or demand. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against any damages, loss or liability resulting therefrom, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this Paragraph shall survive the expiration or sooner termination of the Term.

                  UNAVOIDABLE DELAYS.

                  28. (a) If, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by Tenant or any other tenant or other conditions beyond the control of Landlord, whether prior to or during the Term, Landlord shall fail punctually to perform any lease obligation, then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. In the event that Landlord, as a result of any such condition, shall be unable to exercise any right or option within any time limit provided in this lease, such time limit shall be deemed extended for a period equal to the duration of such condition. The failure of Landlord to perform any lease obligation for the reasons set forth herein shall not affect, curtail, impair or excuse this lease or the obligations of Tenant hereunder.

                           (b) No diminution or abatement of rent, or other
compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or to its appliances, or arising from the construction of or repairs or improvements to, other buildings, structures, lands or appliances, whether or not the same shall be owned by Landlord. In respect to the various "services", if any, to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service", when such interruption or curtailment shall be due to accident, alterations or repairs necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" nor any non-performance by Landlord pursuant to subparagraph (a) of this Paragraph, shall be deemed a constructive eviction, nor shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the Term, it being understood that the Rental shall in any event, commence to run at such date so above fixed.


                  LANDLORD CONSENT.

                  29. With respect to any provision hereof which provides for the consent or approval of Landlord, said consent or approval shall be in writing and shall not be unreasonably withheld or delayed. Tenant in no event, shall be entitled to make any claim, and Tenant hereby waives any claim for money damages, whether by way of set off, counterclaim, defense or otherwise, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or delayed any consent or approval. Tenant's sole remedies shall be an action or proceeding to enforce any such provision, or for any injunction or declaratory judgment. All expenses reasonably incurred by Landlord in reviewing and acting upon any request for consent hereunder, including but not limited to, attorneys' and architects' fees, shall be reimbursed by Tenant to Landlord, shall be deemed to constitute Additional Rental and shall be paid over to Landlord on the first day of the month following demand therefor.

                  SECURITY.

                  30. (a) Tenant, simultaneously herewith, has deposited with Landlord the sum set forth in (8) of the Preamble to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, provisions and conditions of this lease to be performed by Tenant. In the event Tenant defaults with respect to any of the terms, covenants, provisions or conditions of this lease, including, but not limited to, the payment of Rental, then without notice to Tenant, and in addition to any other remedies to which Landlord may be entitled by virtue of the provisions of this lease, or pursuant to law or equity, Landlord shall have the right to use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rental or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, damages or deficiencies resulting from the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord.

                           (b)  In the event the entire security or any portion
thereof is appropriated or applied by Landlord for the payment of Rental or any other sums due and payable to Landlord by Tenant hereunder, or for the payment or reimbursement of any cost or expense incurred by Landlord as a result of any default or failure of performance by Tenant hereunder, then Tenant, upon the written demand of Landlord, shall forthwith remit to Landlord a sufficient amount in cash to restore said security to the original amount in cash to restore said security to the original sum deposited, which sum is hereby deemed to be Additional Rental, and Tenant's failure to do so within five (5) days after the forwarding of such demand shall constitute a breach of this lease.

                           (c)  In the event that Tenant shall fully and
faithfully comply with all the terms, provisions, covenants and conditions of this lease, then the security shall be returned to the Tenant on the expiration of the Term hereof.

                           (d)  Tenant shall not be entitled to any interest on
the aforesaid deposit of security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security deposited herein except as permitted under the provisions of Paragraph 15 hereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                           (e)  In the event of a sale or ground leasing of the
Premises, Landlord shall have the right to transfer the security to the purchaser of lessee, shall furnish Tenant with written notice thereof and thereupon shall be released by tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the application of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new transferee.

                           (f)  It is expressly understood and agreed that the
exercise of any remedy by Landlord for any default on the part of Tenant shall not be deemed such a termination of this lease as to entitle Tenant to the recovery of the said security, and said security shall be retained and remain in the possession of Landlord as hereinbefore stated.

                  CERTIFICATION.

                  31. Tenant agrees, without charge and at any time, within ten
(10) days after written request of Landlord, to certify by a written instrument duly executed, acknowledged and delivered to Landlord or any other person, firm or corporation specified in such request:

                           (a) as to whether this lease has been modified or
amended, and if so the substance and manner of such modification or amendment;

                           (b) as to the validity and force and effect of this
lease;

                           (c) as to the existence of any default thereunder;
                           (d) as to the existence of any offsets, counter
claims or defenses thereto on the part of Tenant;

                           (e) as to the commencement and expiration dates of
the Term;

                           (f) as to the dates to which Rental payments have
been made;

                           (g) as to any other matters as may reasonably be so
requested.

                  Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and the Tenant shall be bound by the contents of such certificate. The Tenant hereby constitutes and irrevocably appoints Landlord as its attorney-in-fact to execute any such instrument or other writing for and on behalf of the Tenant if Tenant shall fail or refuse to execute the instrument within the aforesaid ten (10) day period.

                  Tenant further agrees to furnish to Landlord at any time, but not more frequently than once per year, within ten (10) days after written request of Landlord, a copy of its financial statement for its last full fiscal year, certified by a corporate officer and prepared by independent Certified Public Accountants, including, but not limited to, a profit and loss statement.

                  WAIVER OF TRIAL BY JURY.

                  32. It is further agreed by and between the parties hereto that they shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim or injury or damage.

                  QUIET ENJOYMENT.

                  33. Landlord covenants and agrees with Tenant that upon Tenant's paying the Rental and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this lease and to any mortgage or ground lease to which this lease is subject. In the event of any breach by Landlord of this covenant, provided the same would in law or equity entitle Tenant to cancel, Tenant may, by not less than thirty
(30) days' written notice given to Landlord, cancel this lease, unless within such thirty (30) day period, Landlord shall have commenced appropriate action to cure such breach and shall thereafter proceed diligently to cure such breach. Upon such cancellation, all rights of either party against the other shall cease and the term shall expire with the same force and effect as if the date of such cancellation were the date originally fixed herein for the expiration of the Term. Such right of cancellation shall be Tenant's sole remedy hereunder for a breach by Landlord of the covenants herein set forth.

                  LANDLORD.

                  34. (a) The term "Landlord" as used in this lease means only the owner, the holder of a lease or the mortgage in possession for the time being of the Premises, so that in the event of any sale of the land and Building of an assignment of this lease or any underlying lease, Landlord herein shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder without the necessity of further agreement between the parties and such purchaser, assignee or lessee that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord hereunder.

                           (b) Notwithstanding anything herein contained to the
contrary, it is specifically understood and agreed that there shall be no personal liability on the part of the Landlord, its successors or assigns, with respect to any of the terms, provisi ons, covenants and conditions of this lease, and that Tenant shall look solely to the estate, property and equity of Landlord or such successor in interest in the Building and subject to the prior rights of any mortgagee or ground lessee, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, provisions, covenants and conditions of this lease to be performed by Landlord, which exculpation of personal liability shall be absolute and without exception.

                  NOTICES.

                  35. All notices, demands or requests required under the terms of this lease shall be given in writing by either party to the other and shall be complete by personal delivery or by mailing such notices by certified or registered mail, return receipt requested, to the Landlord at the address set forth hereinabove, and to the Tenant at the Premises, or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner.

                  COVENANTS, EFFECT OF WAIVER.

                  36. (a) Every term, condition, agreement or provision set forth in this lease shall be deemed to also constitute a covenant.

                           (b) The waiver of any term, provisions, covenant or
condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be construed to waiver or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of Landlord to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rental payment or the acceptance by Landlord of the performance of anything required to be performed by this lease, with knowledge of a breach of any term, condition, provision or covenant of this lease shall not be deemed a waiver of such breach. No term, condition, provision or covenant of this lease shall be deemed to have been waived unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed upon Rental shall operate or be deemed or construed to be other than on account of the earliest Rental then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rental or to pursue any other remedy to which it may be entitled.

                  HOLDING OVER.

                  37. Any holding over or continued occupancy by Tenant after the expiration of the Term of this lease shall not operate to extend or renew this lease or to imply or create a new lease. In such event, Landlord shall have the right to immediately terminate the Tenant's occupancy, or to treat the Tenant's occupancy as a month-to-month tenancy, in which event Tenant shall continue to pay one and one half the Base Rental charges and shall perform all obligations as shall be in effect immediately prior to the termination of the Term hereof. In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.

                  REFERENCE.

                  38. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, if applicable. The paragraph headings and captions used herein are for reference and convenience only. the words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

                  ENTIRE AGREEMENT.

                  39. This lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this agreement be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This agreement shall not be modified except by a writing executed by both parties, nor may this lease be canceled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. The covenants, provisions, terms, conditions and agreements contained in this lease shall bind the Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of the Landlord, the Tenant, their respective successors, the assigns of Landlord and the assigns of Tenant who shall have obtained an assignment of lease in accordance with the provisions of this lease.

                  ATTORNMENT.

                  40. At the option of the Landlord, a purchaser of the Building, or the holder of any mortgage or ground lease affecting the Premises, Tenant agrees that neither the cancellation nor the termination of any ground or underlying lease to which this lease is now or may become subject or subordinate, nor the sale of the Building, nor the foreclosure of any mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding by Landlord or any mortgagee shall, by operation of law or otherwise, result in the cancellation or termination of this lease or the obligations of Tenant hereunder, and Tenant covenants and agrees in such event to attorn to Landlord or to the holder of such mortgage or ground or underlying lease or to the purchaser of the Building, whether by foreclosure or otherwise.

                  REAL ESTATE BROKER.

                  41. Landlord and Tenant each represent to the other that it has dealt with no real estate broker in connection with this lease unless so stated in the Preamble. Tenant agrees that if any claims should be made for commissions by any other broker by reason of any acts of Tenant or its representatives, Tenant will indemnify and save harmless the Landlord from any and all claims, demands, losses, liabilities, judgments, costs, expenses, attorneys' fees or other damages resulting from, arising out of, or in connection therewith. Landlord agrees to pay all brokerage commissions due in connection with this lease including to the brokers set forth in Paragraph (13) of the Preamble, if any, to the broker named in the Preamble in accordance with the terms and conditions of a separate agreement entered into or to be entered into between the Landlord and said broker.

                  VALIDITY OF LEASE.

                  42. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect, unless such provisions shall relate to any payment of Rental hereunder. In such event, Landlord, on not less than thirty (30) days written notice to Tenant, shall have the right to terminate this lease on the date specified in such notice, whereupon all Rental charges shall be apportioned as of the date of termination and with the same force and effect as if the lease terminated on the maturity date set forth herein.

                  COMMON AREAS.

                  43. Notwithstanding anything herein contained to the contrary, all common areas and facilities which Tenant is allowed or permitted to use, are to be used by virtue of a revocable license and if such license shall be revoked or if the common areas shall be diminished or the locations changed, none of such events shall subject Landlord to any liability nor permit any adjustment or abatement of any Rental payments nor be deemed to constitute an actual or constructive eviction.

                  REPRESENTATIONS.

                  44. Tenant represents that it is a corporation in good standing of the State of Delaware, that there are no judgments, and that it does not owe any taxes, that Michael W. Levin and Frances Bianco are its President and Secretary respectively, and that they are empowered and authorized to enter into this lease for and on behalf of the corporation. Tenant agrees to deliver to Landlord simultaneously with the execution hereof, a certified copy of a resolution of its Board of Directors authorizing the execution of this lease.


                  ENVIRONMENTAL COMPLIANCE.

                  45. (a) Tenant shall at Tenant's sole expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as any other environmental law, rule, or regulation affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP") which arise due to Tenant's acts or omissions. Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its servants, agents, employees or contractors, then Tenant shall at Tenant's own expenses prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its servants, agents, employees, or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP which arise due to Tenant's acts or omissions. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for or must remedy any spills or discharges of hazardous substances or wastes at the Demised Premises which were caused by Tenant or it servants, agents, employees or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's sole expense any cleanup required by reason of Tenant's use and occupancy of the Demised Premises.

                           (b)  Notwithstanding anything herein contained which
may be to the contrary, it is expressly understood and agreed that Tenant shall have no responsibility or liability for the remediation of any violation of environmental laws which existed at the Land or Building prior to the Commencement Date, unless the condition giving rise to such violation was actually caused by Tenant, its agents, contractors, employees or servants.

                           (c)  Landlord represents to Tenant that (i) it has
no knowledge of the existence of any unlawful hazardous substances or materials located at the Demised Premises or upon or under the Land, or the existence of any conditions thereat which would give rise to a violation of any applicable environmental law or regulation and (ii) it has not been served with any notices, summonses, orders or directives with respect to the Premises or Land, nor are any such proceedings pending or, to the knowledge of Landlord, threatened.

                           (d)  Landlord shall hold Tenant harmless from all
fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur or occurred during or prior to the term of this Lease and were caused by Landlord or its servants, agents, employees or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Landlord's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP which arise due to Landlord's acts or omissions. Landlord's obligations and liabilities under this paragraph shall continue so long as Tenant remains responsible for or must remedy any spills or discharges of hazardous substances or wastes at the Demised Premises which were caused by Landlord or it servants, agents, employees or contractors.

                           (e)      The Tenant hereby covenants and agrees to
indemnify and hold the Landlord harmless from any and all losses of whatever nature including lost rentals, claims, costs, and reasonable attorneys fees that Landlord may sustain as a result of the Tenant's failure to comply in a timely fashion with the provisions of this paragraph.

                           (f)      The provisions of this paragraph shall
survive expiration or earlier termination of this Lease, regardless of the reason for such termination, it being agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this Paragraph 45 and the survival thereof.

                  OPTION TO RENEW.

                  46. The Tenant shall have an option to renew this Lease for two five (5) year terms, by giving the Landlord written notice of its intent to exercise its option to renew this Lease for such five (5) year term no later than twelve (12) months prior to the expiration of the original term or the first renewal term, as the case may be. However, this option shall be available to Tenant if and only if the Tenant is not in breach of any condition or term of this Lease after notice and expiration of the applicable period to cure such breach. The terms and conditions of the Lease shall remain the same except for the payment of Base Rent which shall increase according to the following formula for the renewal period:

                  (a) Upon receipt of the notice of the exercise of the option, Landlord and Tenant shall commence negotiations to determine the fair market value of the Leased Premises for the renewal term of the lease (the "FMV"). If the parties have not agreed upon the FMV as so defined within sixty (60) days, Landlord and Tenant shall each appoint a real estate appraiser within thirty
(30) days of the end of the sixty (60)day period to determine the FMV. Each appraiser shall be a designated MAI appraiser. If either party fails to timely appoint its appraiser, the appraisal of the more timely appointed appraiser shall determine the FMV.

                  (b) As soon as practical after appointment, but within thirty
(30) days, each appraiser shall submit an appraisal of the FMV to Landlord and Tenant. Each shall deliver a copy of the appraisal to the other within three (3) days of receipt, with a copy to the other appraiser. If the appraisals submitted are within ten (10%) percent of each other, the average of the two appraisals shall be the FMV. If the appraisals submitted are not within ten (10%) percent of each other, within ten (10) days after the submission of the original appraisals, both appraisers shall jointly select a third appraiser qualified as stated above, whose appraisal shall be restricted to a determination of the FMV in an amount neither greater than the higher of the two other appraisals, nor less than the lower of the two other appraisals. If the two appraisers do not timely select the third appraiser, Tenant and/or Landlord may seek an order of the court of competent jurisdiction for the appointment of a third appraiser. The third appraiser's appraisal shall be averaged with the results of the other two appraisals, and such average shall be the FMV. The FMV so determined shall be converted to an Annual Base Rent. For each year of the first five (5) year option period, the rent to be paid will be one hundred percent (100%) of the FMV but in no event will the Annual Base Rent be less than the Annual Base Rent paid for each year of the preceding year. For the second five (5) year option period the Annual Base Rent shall be one hundred percent (100%) of the FMV but not less than the Annual Base Rent for the last year of the first renewal term. The new Annual Base Rent shall be paid in twelve (12) installments on the first day of each month commencing on the first day of the first month of the renewal term. If the foregoing appraisal procedure shall not result in a determination of the FMV within 90 days after the end of the first 30-day period referred to above, either party may seek a determination by a court of competent jurisdiction as to the FMV.

                  NON-BINDING NATURE OF SUBMITTAL.

                  47. It is understood by the Tenant that the submission of this Lease to the Tenant for execution in no way binds the Landlord to any of the terms or contents therein unless or until this Lease has been executed by a duly authorized Partner of the Landlord.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed and sealed by their proper corporate officers the day and year first above written.



ATTEST:                DATE:             ALLENDALE ASSOCIATES,
                                         A New Jersey Partnership


_____________________  ___________ By:____________________________
                                      Anthony M. Laino
                                      A General Partner


 ATTEST:               DATE:             CADAPULT GRAPHIC SYSTEMS


_____________________  ____________ By:__________________________